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SEVERANCE AND CHANGE IN CONTROL AGREEMENT

Exhibit 10-6(e)

MEMORANDUM




Date:           August 13, 1997

To:             Lou Novak

From:           William G. Catron

Re:             Severance/Change in Control Agreement



Attached hereto is a revised page 7 to the above-referenced agreement that was entered into between you and the Company, dated as of January 1, 1997.

In paragraph 4(b)(ii), in subparts (x) and (z) we have changed the word reading "paid" to read "awarded" in connection with the bonus determination in the event of a payout after a CIC.

This change was necessitated due to the implementation of the Deferred Compensation Plan. The change will allow for any bonus dollars that are deferred to be included in the bonus calculations.

If anyone has any questions, please see me. Otherwise, please sign the duplicate originals of this memo in the place provided below and initial the attached page, and return one set to me and keep the other for your personal file.




Attachments


ACCEPTED AND AGREED TO THIS     14     DAY OF AUGUST, 1997:


          /s/ Lou Novak    _____________



 (a) Not later than the 5th day after the Date of Termination, the Employee's Base Salary through the Date of
Termination, the amount of any accrued but unused FTO or vacation time to which the employee is entitled through the Date of Termination, and any amounts to be paid to the Employee pursuant to any deferred compensation plan; and

(b) If the Date of Termination is within twelve (12) months following a Change in Control, the Employee shall also receive the following:

(i) no later than ten (10) days after such Date of Termination, a lump sum payment (minus withholdings and other required deductions) of an amount equal to three (3) times the Employee's Base Salary, plus thirty-six (36) times the amount to which the Employee was then entitled immediately prior to the Change in Control for the monthly automobile allowance; and

(ii) no later than ten (10) days after such Date of Termination, an additional lump sum payment (minus withholdings and other required deductions) of an amount equal to three (3) times the greater of (x) the bonus, if any, that was actually awarded to the Employee for the year's results for the Company's fiscal year immediately preceding the year in which the Date of Termination occurs, (y) the percentage of maximum bonus otherwise payable for the full fiscal year in which the Date of Termination occurs assuming performance relative to plan for the entirety of such fiscal year was the same as performance relative to plan year to date as of the Date of Termination, or (z) the average bonus actually awarded to the Employee for the five fiscal years immediately preceding the year in which the Date of Termination occurs (for the purpose of this Section 4 (b) (ii), "bonus" shall include regular annual bonus payments, annual PlC bonus payments, annual super performance bonus payments and any other designated annual (as opposed to long-term) bonus payments); and

(iii)  commencing upon the Date of Termination:

(1)     All Other Benefits that were in effect
and in which the Employee participated immediately prior to the Change in Control, for the period of the earlier to occur of


                                                Initials   /s/
                                                    LRN



MEMORANDUM



Date:           December 15, 1997

To:             Lou Novak

From:           Bill Catron

Re:             Severance/Change in Control Agreement



Attached hereto is a revised page 6 to the above-referenced agreement that was entered into between you and the Company, dated as of November 6, 1997.

We have changed paragraph 4(b)(ii) in its entirety to read as it appears on the attached.

This change was required to correct an ambiguity/confusion in the prior language.

If anyone has any questions, please see me. Otherwise please sign the duplicate originals of this memo in the place provided below and initial the attached page, and return one set to me and keep the other for your personal file.



WGC:vy
Attachments


ACCEPTED AND AGREED TO THIS     16     DAY OF DECEMBER, 1997:



_/s/ Lou Novak___________



                (a) Not later than the 5th day after the Date of Termination, the Employee's Base Salary through the Date of
Termination, the amount of any accrued but unused FTO or vacation time to which the employee is entitled through the Date of Termination, and any amounts to be paid to the Employee pursuant to any deferred compensation plan; and

                (b) If the Date of Termination is within twelve (12) months following a Change in Control, the Employee shall also receive the following:

                      (i) no later than ten (10) days after such Date of Termination, a lump sum payment (minus withholdings and other required deductions) of an amount equal to three (3) times the Employee's Base Salary, plus thirty-six (36) times the amount to which the Employee was then entitled immediately prior to the Change in Control for the monthly automobile allowance; and

                (ii) no later than ten (10) days after such Date of Termination, an additional lump sum payment (minus withholdings and other required deductions) of an amount equal to three (3) times the greater of (x) the percentage of maximum bonus otherwise payable for the full fiscal year in which the Date of Termination occurs assuming performance relative to plan for the entirety of such fiscal year was the same as performance relative to plan year to date as of the Date of Termination, or (y) the largest bonus dollar amount actually awarded to the Employee for any one of the five fiscal years immediately preceding the year in which the Date of Termination occurs (for the purpose of this Section 4(b)(ii), "bonus" shall include regular annual bonus awards, any annual PIC bonus awards, any annual super performance bonus awards, and any other designated annual (as opposed to long-term) bonus awards); and

                        (iii)  commencing upon the Date of Termination:

                                (1)     All Other Benefits that were in effect
and in which the Employee participated immediately prior to the Change in Control, for the period of the earlier to occur of




/s/ LRN
Initials